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                                                                     Exhibit 5.1

                               December 28, 1999

Cell Therapeutics, Inc.
201 Elliott Avenue West
Seattle, Washington 98119

     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about December 30, 1999 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 6,148,087 shares (the "Shares") of your Common Stock which are issuable to those persons who acquired shares of your Series D Convertible Preferred Stock (the "Preferred Stock") or the exercise of the warrants (the "Warrants") to purchase shares of Common Stock issued to such investors (the "Investors"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares to the investors upon conversion of the shares of Preferred Stock or the exercise of the Warrants held by the Investors.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Warrants, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation